Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 15, 2022, Earthstone Energy, Inc. (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH”), Chisholm Energy Operating, LLC (“OpCo”) and Chisholm Energy Agent, Inc. (“Agent” and collectively with OpCo, “Chisholm”), collectively as seller, consummated the transactions contemplated in the Purchase and Sale Agreement dated December 15, 2021 by and among Earthstone, EEH and Chisholm (the “Transaction”). At the closing of the Transaction, among other things, EEH acquired interests in oil and gas leases and related property of Chisholm located in Lea County and Eddy County, New Mexico, for a purchase price (the “Purchase Price”) consisting of approximately $384.7 million in cash, net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between EEH and Chisholm, and 19,417,476 shares (the “Shares” and such issuance, the “Stock Issuance”) of Class A common stock, $0.001 par value per share, of Earthstone. At the closing of the Chisholm Acquisition, 4,441,748 of the Shares were deposited in a stock escrow account for indemnity obligations and 14,975,728 of the Shares were issued to Chisholm.

The Purchase Agreement contains customary representations and warranties for transactions of this nature. The Purchase Agreement also contains customary pre-closing covenants of the parties, including the obligation of Chisholm to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

The Transaction will be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”) using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Transaction and will include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on January 13, 2021 with the SEC, on January 7, 2021, Earthstone completed the acquisition (the “IRM Acquisition”) of all of the issued and outstanding limited liability company interests in Independence and certain wholly owned subsidiaries as contemplated in a purchase and sale agreement dated December 17, 2020. On February 24, 2021, Earthstone filed a Current Report on Form 8-K/A for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to the IRM Acquisition, as required by Item 9.01(b) of Form 8-K. The IRM Acquisition was accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer.

As previously disclosed in its Current Report on Form 8-K filed on July 23, 2021 with the SEC, on July 20, 2021, Earthstone completed the acquisition of the assets of Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP (the “Tracker Acquisition”) and the acquisition of the assets of SEG-TRD LLC (“SEG-I”) and SEG-TRD II LLC (the “Sequel Acquisition”) providing unaudited pro forma condensed combined financial statements giving effect to the Tracker Acquisition and the Sequel Acquisition, as required by Item 9.01(b) of Form 8-K, both of which were accounted for as asset acquisitions in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, were recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the Tracker Acquisition and the Sequel Acquisition were capitalized as a component of the purchase price.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Transaction as if it had been completed on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the IRM Acquisition, the Tracker Acquisition, the Sequel Acquisition and the Transaction (collectively, the “Acquisitions”) as if they had been completed on January 1, 2020. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial statements. As of the date of issuance of the unaudited pro forma condensed combined financial information, Earthstone has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and liabilities assumed in the Transaction.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Earthstone’s financial position would have been had the Transaction actually been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations do not purport to represent what Earthstone’s results of operations would have been had the Acquisitions actually been consummated on January 1, 2020. The unaudited pro forma condensed combined financial information is not indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Acquisitions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been derived from and should be read in conjunction with:
•    the unaudited historical condensed consolidated balance sheet of Earthstone as of September 30, 2021 included in its Quarterly Report on Form 10-Q for quarter ended September 30, 2021; and
•    the unaudited historical condensed consolidated balance sheet of Chisholm Holdings as of September 30, 2021 included in this report.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been derived from:
•    the unaudited historical condensed consolidated statement of operations of Earthstone for the nine months ended September 30, 2021 included in its Quarterly Report on Form 10-Q for quarter ended September 30, 2021;
•    the unaudited historical condensed consolidated statement of operations of Independence for the period January 1, 2021 through January 7, 2021, based on the allocated number of days from the entire month’s results;

•    the unaudited historical condensed consolidated statement of operations of Chisholm Holdings for the nine months ended September 30, 2021 included in this report;
•    the unaudited historical condensed consolidated statement of operations of Tracker for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on January 14, 2022);
•    the unaudited historical statements of revenues and direct expenses of Sequel for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on January 14, 2022);
•    the unaudited historical condensed consolidated statement of operations of Tracker for the period July 1, 2021 through July 20, 2021, based on the allocated number of days from the entire month’s results; and
•    the unaudited historical statements of revenues and direct expenses of Sequel for the period July 1, 2021 through July 20, 2021, based on the allocated number of days from the entire month’s results.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been derived from:
•    the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2020 included in its 2020 Annual Report on Form 10-K for the year ended December 31, 2020;
•    the audited historical consolidated statement of operations of Independence for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.6 to the Current Report on Form 8-K filed with the SEC on July 23, 2021);
•    the audited historical consolidated statement of operations of Chisholm Holdings for the year ended December 31, 2020 included in this report; and
•    the audited historical consolidated statement of operations of Tracker for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.3 to the Current Report on Form 8-K filed with the SEC on July 23, 2021); and

•    the audited historical statements of revenues and direct expenses of Sequel for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.5 to the Current Report on Form 8-K filed with the SEC on July 23, 2021).

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(In thousands, except share and per share amounts)

ASSETS	Earthstone Historical	Chisholm Holdings Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma as Adjusted
Current assets:
Cash	$441	$12,437	$(12,437)	(a)	$441

Accounts receivable:
Oil and natural gas revenues	45,076	23,475	(23,475)	(a)	45,076
Joint interest billings and other, net of allowance	3,058	7,375	(7,375)	(a)	3,058
Due from affiliates	—	49	(49)	(a)	—
Derivative asset	17	—	—		17
Prepaid expenses and other current assets	1,565	965	(965)	(a)	1,565
Total current assets	50,157	44,301	(44,301)		50,157

Oil and gas properties, successful efforts method:
Proved properties	1,487,362	739,174	(154,850)	(b)	2,071,686
Unproved properties	235,232	234,497	(176,064)	(b)	293,665
Land (surface rights)	5,382	—	—		5,382
Total oil and gas properties	1,727,976	973,671	(330,914)		2,370,733

Accumulated depreciation, depletion, amortization and impairment	(367,000)	(363,671)	363,671	(b)	(367,000)
Net oil and gas properties	1,360,976	610,000	32,757		2,003,733

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation	1,730	3,056	(3,056)	(a)	1,730
Derivative asset	453	—	—		453
Operating lease right-of-use assets	1,963	—	—		1,963
Other noncurrent assets	9,694	4,000	(4,000)	(a)	12,665
			2,971	(c)
TOTAL ASSETS	$1,424,973	$661,357	$(15,629)		$2,070,701
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,602	$21,644	$(21,644)	(a)	$36,573
			2,971	(c)

Revenues and royalties payable	30,139	9,030	(9,030)	(a)	$30,139
Accrued expenses	20,620	13,478	(13,478)	(a)	22,474
			1,854	(q)
Asset retirement obligation	543	362	(362)	(e)	543
Derivative liability	67,575	40,055	(40,055)	(a)	67,575
Advances	1,325	—	—		1,325
Operating lease liabilities	732	—	—		732
Other current liabilities	634	—	70,000	(d)	70,634
Total current liabilities	155,170	84,569	(9,744)		229,995

Noncurrent liabilities:
Long-term debt	278,253	152,259	(152,259)	(f)	592,917
			314,664	(f)
Deferred tax liability	13,764	—	—		13,764
Asset retirement obligation	14,965	5,027	1,697	(e)	21,689
Derivative liability	7,730	28,401	(28,401)	(a)	7,730
Operating lease liabilities	1,394	—	—		1,394
Other noncurrent liabilities	3,803	—	—		3,803
Total noncurrent liabilities	319,909	185,687	135,701		641,297

Equity:
Members' Equity	—	391,101	(391,101)	(g)	—
Class A common stock	51	—	19	(h)	70
Class B common stock	34	—	—		34
Additional paid-in capital	690,739	—	249,496	(h)	940,235
Accumulated deficit	(199,544)	—	—		(199,544)
Total Earthstone Energy, Inc. stockholders’ equity	491,280	391,101	(141,586)		740,795
Noncontrolling interest	458,614	—	—		458,614
Total equity	949,894	391,101	(141,586)		1,199,409

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,424,973	$661,357	$(15,629)		$2,070,701

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical (1/1/21 - 1/7/21)	Tracker Historical (1/1/21 - 7/19/21)	Sequel Historical (1/1/21 - 7/19/21)	Chisholm Holdings Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$275,627	$1,696	$17,365	$21,680	$147,041	$—		$463,409
Unrealized loss - commodity derivatives	—	(1,861)	—	—	—	1,861	(i)	—
Total revenues	275,627	(165)	17,365	21,680	147,041	1,861		463,409

OPERATING COSTS AND EXPENSES
Lease operating expense	35,579	423	2,341	1,970	29,706	—		70,019
Production and ad valorem taxes	17,428	135	1,063	1,652	13,078	—		33,356
Depreciation, depletion, amortization and accretion	78,409	578	4,112	—	52,755	(1,837)	(j)	134,017
Impairment expense	—	—	—	—	114,907	(114,907)	(o)	—
General and administrative expense	25,200	185	1,969	—	8,891	29	(i)	36,274
Equity-based compensation	—	29	—	—	—	(29)	(i)	—
Transaction costs	2,906	—	—	—	—	—		2,906
Exploration expense	326	—	100	—	47	—		473
Total operating costs and expenses	159,848	1,350	9,585	3,622	219,384	(116,744)		277,045

(Loss) gain on sale of oil and gas properties	740	—	—	—	—	—		740

Income (loss) from operations	116,519	(1,515)	7,780	18,058	(72,343)	118,605		187,104

OTHER INCOME (EXPENSE)
Interest expense, net	(7,668)	(127)	(594)	—	(8,708)	(1,303)	(k)	(19,104)
						(704)	(l)
(Loss) gain on derivative contracts, net	(117,566)	—	(3,069)	—	(84,397)	(1,861)	(i)	(206,893)
Other income (expense), net	823	—	1,627	—	(70)	—		2,380
Total other income (expense)	(124,411)	(127)	(2,036)	—	(93,175)	(3,868)		(223,617)

(Loss) income before income taxes	(7,892)	(1,642)	5,744	18,058	(165,518)	114,737		(36,513)
Income tax benefit (expense)	343	10	—	—	(3)	244	(m)	594

Net (loss) income	$(7,549)	$(1,632)	$5,744	$18,058	$(165,521)	$114,981		$(35,919)

Less: Net loss attributable to noncontrolling interests	(3,263)	—	(44)	—	—	(8,575)	(n)	(11,882)
Net (loss) income attributable to common stockholders	$(4,286)	$(1,632)	$5,788	$18,058	$(165,521)	$123,556		$(24,037)

Net income (loss) per common share:
Basic	$(0.09)							$(0.37)
Diluted	$(0.09)							$(0.37)

Weighted average common shares outstanding:
Basic	45,406,952					19,417,476		64,824,428
Diluted	45,406,952					19,417,476		64,824,428

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical	Tracker Historical	Sequel Historical	Chisholm Holdings Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$144,523	$80,473	$25,570	$36,793	$91,303	$—		$378,662
Realized gain (loss) - commodity derivatives	—	28,585	—	—	—	(28,585)	(i)	—
Unrealized (loss) gain - commodity derivatives	—	(1,109)	—	—	—	1,109	(i)	—
Loss on sale of oil and gas properties	—	—	(73)	—	—	73	(i)	—
Other revenues	—	56	—	—	—	(56)	(i)	—
Total revenues	144,523	108,005	25,497	36,793	91,303	(27,459)		378,662

OPERATING COSTS AND EXPENSES
Lease operating expense	29,131	16,473	5,378	6,960	26,896	517	(i)	85,355
Production and ad valorem taxes	9,411	5,154	1,381	3,014	8,122	—		27,082
Marketing expenses	—	—	573	—	—	(573)	(i)	—
Rig termination expense	426	(24)	—	—	1,934	—		2,336
Depreciation, depletion, amortization and accretion	96,721	47,507	18,982	—	70,082	(45,501)	(j)	187,791
Impairment expense	64,498	—	273,838	—	—	(273,838)	(o)	64,498
General and administrative expense	28,233	8,735	4,940	—	10,990	1,799	(i)	54,697
Equity-based compensation	—	1,799	—	—	—	(1,799)	(i)	—
Transaction costs	622	—	—	—	—	12,381	(p)	13,003
Exploration expense	298	—	130	—	67	—		495
Total operating costs and expenses	229,340	79,644	305,222	9,974	118,091	(307,014)		435,257

Gain (loss) on sale of oil and gas properties	204	—	—	—	—	(73)	(i)	131

Income (loss) from operations	(84,613)	28,361	(279,725)	26,819	(26,788)	279,482		(56,464)

OTHER INCOME (EXPENSE)
Interest expense, net	(5,232)	(9,845)	(1,907)	—	(11,353)	1,924	(k)	(27,351)
						(938)	(l)
Gain on derivative contracts, net	59,899	—	5,962	—	18,282	27,476	(i)	111,619

Loss on disposal of asset	—	—	(277)	—	—	—		(277)
Other income (expense) , net	400	—	22	—	(2,078)	—		(1,656)
Total other income (expense)	55,067	(9,845)	3,800	—	4,851	28,462		82,335

(Loss) income before income taxes	(29,546)	18,516	(275,925)	26,819	(21,937)	307,944		25,871
Income tax benefit (expense)	112	(340)	—	—	—	(1,269)	(m)	(1,497)
Net (loss) income	$(29,434)	$18,176	$(275,925)	$26,819	$(21,937)	$306,675		$24,374

Less: Net loss attributable to noncontrolling interests	(15,887)	—	(2,754)	—	—	26,915	(n)	8,274
Net (loss) income attributable to common stockholders	$(13,547)	$18,176	$(273,171)	$26,819	$(21,937)	$279,760		$16,100

Net income (loss) per common share:
Basic	$(0.45)							$0.24
Diluted	$(0.45)							$0.24

Weighted average common shares outstanding:
Basic	29,911,625					38,337,070		68,248,695
Diluted	29,911,625					38,337,070		68,248,695

EARTHSTONE ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of Earthstone, Independence, Tracker, Sequel and Chisholm Holdings. The Transaction has been accounted for herein as a business combination in accordance with ASC 805 using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed.

Certain transaction accounting adjustments have been made in order to show the effects of the Transaction on the combined historical financial information of Earthstone, Independence, Tracker, Sequel and Chisholm Holdings. The transaction accounting adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The transaction accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Transaction had occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of Earthstone, Independence, Tracker, Sequel and Chisholm Holdings for the periods presented.

The pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Transaction as if it had been completed on September 30, 2021. The pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the Acquisitions as if they had been completed on January 1, 2020.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to the historical financial information of Independence, Tracker, Sequel and Chisholm Holdings presented herein to conform to Earthstone’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2021 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the Transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by Earthstone are expected to be recorded as follows (in thousands, except share amounts and stock price):

Chisholm
Consideration:
Shares of Earthstone Class A Common Stock issued	19,417,476
Earthstone Class A Common Stock price as of February 15, 2022	$12.85
Class A Common Stock consideration	249,515
Cash consideration	384,664
Total consideration transferred	$634,179

Fair value of assets acquired:
Oil and gas properties	$642,757
Amount attributable to assets acquired	$642,757

Fair value of liabilities assumed:
Accrued liabilities	1,854
Noncurrent liabilities - ARO	6,724
Amount attributable to liabilities assumed	$8,578

Total consideration is based on the terms of the Purchase Agreement, the consideration expected to be paid by Earthstone at closing consists of 19,417,476 shares of Class A Common Stock with $314.7 million in cash due at closing and the remaining $70.0 million due over the following twelve months.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020:

(a)        Adjustment to remove items not acquired as part of the Transaction.
(b)        Adjustment to the historical book values of Chisholm’s oil and gas properties as of September 30, 2021 to reflect those properties at their estimated fair values and eliminate Chisholm’s historical accumulated depreciation, depletion and amortization, in accordance with the acquisition method of accounting for business combinations.
(c)        Adjustment to reflect estimated deferred financing costs to be recorded in connection with the Transaction, net of amortization. These pro forma condensed combined financial statements assume all borrowings are under Earthstone’s senior secured revolving credit facility. In the event Earthstone seeks alternative financing, $8.8 million in additional deferred financing costs would be recorded. See additional discussion on the impact of alternative financing in (k) below.

(d)        Adjustment to reflect $70.0 million in deferred payments of cash consideration to be conveyed to Chisholm in accordance with the terms of the Purchase Agreement.
(e)        Adjustment to the historical book values of Chisholm’s asset retirement obligations as of September 30, 2021 to reflect their estimated fair values in accordance with the acquisition method of accounting for business combinations.
(f)        Adjustment to reflect the elimination of outstanding historical debt and record initial cash consideration to be conveyed to Chisholm of $314.7 million from borrowings under Earthstone's revolving credit facility or from the issuance of high yield notes payable. The remaining $70.0 million of cash consideration will be deferred and paid over the following twelve months based on the terms of the Purchase Agreement.
(g)        Adjustment to reflect the elimination of Chisholm Holdings’ Members’ Equity.
(h)        Adjustment to reflect the issuance of 19,417,476 shares of Class A Common Stock pursuant to the Purchase Agreement.
(i)        Adjustment to reflect certain reclassifications of historical line items to conform financial statement presentations.
(j)        Adjustments to reflect the depreciation, depletion and amortization expense that would have been recorded had the Acquisitions occurred on January 1, 2020 and the properties were adjusted in accordance with the acquisition method of accounting for business combinations.
(k)        Adjustments to reflect the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings expected to finance the cash consideration for the Transaction. These pro forma condensed combined financial statements assume all borrowings are under Earthstone’s senior secured revolving credit facility. In the event Earthstone seeks alternative financing, based on an estimated interest rate of 8%, the impact on these pro forma financial statements would be as follows:

	For the Nine Months Ended September 30, 2021		For the Year Ended December 31, 2020
(in thousands, except per share amounts)	As Disclosed	Under Alternative Financing	As Disclosed	Under Alternative Financing
Interest expense, net	$(19,104)	$(33,464)	$(27,351)	$(48,949)
Net (loss) income	$(35,919)	$(50,279)	$24,374	$2,776
Net (loss) income attributable to Earthstone Energy, Inc. common stockholders	$(24,037)	$(33,647)	$16,100	$1,835
Net income (loss) per common share - basic and diluted	$(0.37)	$(0.52)	$0.24	$0.03

(l)        Adjustments to reflect the amortization of deferred financing costs related to the financing of the Acquisitions.
(m)        Adjustments to reflect the estimated incremental Income tax expense that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2020. The income tax rates used in calculating the tax impact of the adjustments recorded to the pro forma condensed combined statements of operations presented herein included a statutory federal income tax rate of 21%, a statutory Texas Margin tax rate of 0.75%, and a statutory New Mexico income tax rate of 0.75%, which represent the statutory rates in effect in those jurisdictions during the periods presented.
(n)        Adjustments to reflect the estimated incremental Net loss (income) attributable to noncontrolling interests that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2020. The Acquisitions impacted noncontrolling interest as presented below.

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Year Ended December 31, 2020	29,911,625	46.0%	35,077,712	54.0%	64,989,337
EEH Units assumed issued in connection with the IRM Acquisition on January 1, 2020	12,719,594		—		12,719,594
EEH Units assumed issued in connection with the Tracker Acquisition on January 1, 2020	4,700,000		—		4,700,000
EEH Units assumed issued in connection with the Sequel Acquisition on January 1, 2020	1,500,000		—		1,500,000
EEH Units assumed issued in connection with the Chisholm Acquisition on January 1, 2020	19,417,476		—		19,417,476
Pro Forma Weighted Average Units Outstanding for the Year Ended December 31, 2020	68,248,695	66.1%	35,077,712	33.9%	103,326,407

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Nine Months Ended September 30, 2021	31,309,034	47.6%	34,426,767	52.4%	65,735,801
EEH Units assumed issued in connection with the IRM Acquisition on January 1, 2020	12,719,594		—		12,719,594
EEH Units assumed issued in connection with the Tracker Acquisition on January 1, 2020	4,700,000		—		4,700,000
EEH Units assumed issued in connection with the Sequel Acquisition on January 1, 2020	1,500,000		—		1,500,000
EEH Units assumed issued in connection with the Chisholm Acquisition on January 1, 2020	19,417,476		—		19,417,476
Pro Forma Weighted Average Units Outstanding for the Nine Months Ended September 30, 2021	69,646,104	66.9%	34,426,767	33.1%	104,072,871
(o)        Adjustment to reverse the historical asset impairments as, based on the purchase price contemplated by the Acquisitions, no impairments would have been recorded.
(p)        Represents estimated nonrecurring transaction costs related to the acquisition of Independence, Tracker, Sequel and Chisholm that are expected to be incurred by Earthstone, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisitions. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Earthstone’s financial position and results of operations may differ significantly.
(q)        Adjustment to reflect liabilities incurred in accordance with the terms of the Purchase Agreement.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and combined estimated oil and natural gas reserves as of December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm. The Earthstone reserve data presented below was derived from the independent engineering report of Cawley, Gillespie & Associates, Inc. (“CG&A”), Earthstone’s independent reserve engineer. The Independence reserve information was prepared by Earthstone management. The reserve information of Tracker and Sequel was prepared by Tracker management and Sequel management, respectively. The reserve information of Chisholm was prepared by Chisholm management. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm.

	As of December 31, 2020
	Earthstone (1)	Independence (2)	Tracker	Sequel	Chisholm	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	18,876	13,713	1,673	1,398	12,024	47,684
Natural Gas (MMcf)	55,752	49,157	24,237	15,186	41,779	186,111
Natural Gas Liquids (MBbl)	10,123	—	4,009	2,491	—	16,623
Total (MBoe)(3)	38,291	21,906	9,721	6,419	18,987	95,324
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	21,212	19,993	10,641	—	12,262	64,108
Natural Gas (MMcf)	55,450	31,368	97,386	—	22,475	206,679
Natural Gas Liquids (MBbl)	10,123	—	16,598	—	—	26,721
Total (MBoe)(3)	40,577	25,221	43,470	—	16,008	125,276
Estimated Proved Reserves:
Oil (MBbl)	40,088	33,706	12,314	1,398	24,286	111,792
Natural Gas (MMcf)	111,202	80,525	121,623	15,186	64,254	392,790
Natural Gas Liquids (MBbl)	20,246	—	20,607	2,491	—	43,344
Total (MBoe)(3)	78,868	47,127	53,192	6,419	34,995	220,601
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 33.8% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3) Assumes a ratio of 6 Mcf of natural gas per Boe.
The following table sets forth summary information with respect to historical and combined oil and natural gas production for the year ended December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm. The Earthstone oil and natural gas production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2020. The Independence, Tracker, Sequel and Chisholm oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to their audited financial statements for the year ended December 31, 2020.

	Year Ended December 31, 2020
	Earthstone (1)	Independence (2)	Tracker	Sequel	Chisholm	Combined
Oil (MBbl)	3,180	1,993	440	665	2,276	8,554
Natural Gas (MMcf)	7,282	4,769	3,089	3,645	7,350	26,135
Natural Gas Liquids (MBbl)	1,198	—	495	589	55	2,337
Total (MBoe)(3)	5,592	2,788	1,449	1,862	3,556	15,247
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 33.8% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3) Assumes a ratio of 6 Mcf of natural gas per Boe.

The following unaudited combined estimated discounted future net cash flows reflect Earthstone, Independence, Tracker, Sequel and Chisholm as of December 31, 2020. The unaudited combined standardized measure of discounted future net cash flows are as follows (in thousands):

	As of December 31, 2020
	Earthstone (1)	Independence	Tracker	Sequel	Chisholm	Combined
Future cash inflows	$1,902,073	$1,433,588	$724,574	$94,087	$1,035,770	$5,190,092
Future production costs	(633,248)	(491,740)	(282,631)	(43,592)	(441,486)	(1,892,697)
Future development costs	(285,088)	(250,836)	(239,999)	(3,226)	(156,447)	(935,596)
Future income tax expense	(35,557)	(1,582)	(1,834)	(355)	—	(39,328)
Future net cash flows	948,180	689,430	200,110	46,914	437,837	2,322,471
10% annual discount for estimated timing of cash flows	(487,327)	(426,942)	(153,160)	(11,937)	(219,160)	(1,298,526)
Standardized measure of discounted future net cash flows	$460,853	$262,488	$46,950	$34,977	$218,677	$1,023,945
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 33.8% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.